Exhibit 10.2

            AMERICAN PHYSICIANS SERVICE GROUP, INC. AFFILIATED GROUP
                        DEFERRED COMPENSATION MASTER PLAN


         This American Physicians Service Group, Inc. Affiliated Group Deferred Compensation Master Plan (this "Plan") is entered into to be effective as of the 7th day of December, 2004 by and between the American Physicians Service Group, Inc., Affiliated Group company set forth on Schedule A hereto (the "Employer") and the employee or director identified on Schedule A hereto (the "Participant").


                                    RECITALS

A. Participant is an employee or director of Employer. Participant and Employer, as part of Participant's compensation, have agreed that Participant may receive certain additional compensation under the terms and conditions of this Plan.

B. Participant and Employer intend for this Plan to be an unfunded, unsecured promise to pay to Participant the Shares (as defined in this Agreement) subject to the terms and conditions of this Plan.

C. Participant and Employer intend for this to be a mandatory deferral of compensation; the payment of benefits under this Plan will be deferred in accordance with this Plan. No Participant will have any election to change the deferral of benefits under this Plan.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Plan hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         Capitalized words and phrases not otherwise defined in this Plan and used in this Plan have the following meanings:

1.1 "American Physicians Service Group, Inc. Affiliated Group" shall mean the following companies or entities: American Physicians Group, Inc., a Texas corporation, APS Financial Corporation, a Texas corporation, and FMI Partners, Ltd., a Texas limited partnership. The definition of American Physicians Service Group, Inc. Affiliated Group may be amended from time to time to include other companies.

1.2 "Disability" shall mean "disability" as defined in the Internal Revenue Code of 1986, as amended, (the "Code") section 409A(a)(1)(C) or, if use of the definition in the then current disability policy of Employer does not violate Code section 409A, the definition of "disability" in the then current long term disability policy then in effect for employees of Employer as such policy may change from time to time.

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1.3    "Participant's Account" shall mean the book entry account established on behalf of Participant in accordance with Section 2.1 hereof.

1.4 "Participant's Account Balance" shall mean the cumulative sum of the book entries made on behalf of Participant in accordance with Section 2.1 hereof.

1.5     "Termination for Cause" shall mean any one of the following:

         (a) If the Participant has an employment contract with the Employer, any Termination for Cause under that employment contract shall be a termination for cause under this Plan;

         (b) Participant is convicted of an offense constituting a felony or involving moral turpitude; or

         (c) Participant in a material and substantial way (i) violates any written policy of Employer or (ii) fails to follow reasonable instructions from Participant's supervisor or to use good faith efforts to carry out Participant's employment duties and fails to cure the foregoing within fifteen days of notice by such Participant's supervisor of such failure.

1.6 "Committee" shall mean an administrative body designated by the Board of Directors of American Physicians Service Group, Inc. (the "Board"). The Board may designate itself as the Committee or appoint two or more "Non-Employee Directors" to a committee which shall serve as the Committee.


                                   ARTICLE II
                         GRANT OF DEFERRED COMPENSATION

2.1      New Participants; Credit to Participant's Account

         Employer shall admit new Participants into the Plan no later than the last day of the calendar year in the year preceding the first year in which the Participant is to be a Participant in the Plan or as permitted by Code section 409A. For each year in which this Plan is in effect, the Employer may credit to the Participant's Account a number of shares of American Physicians Service Group, Inc. stock as determined by the Committee (the "Annual Credit") (the cumulative sum of all Annual Credits for Participant collectively referred to as the "Shares"), as a book entry only and Participant shall become entitled to receive the Shares in accordance with Article IV hereto. Each year's Annual Credit shall include any shares of American Physicians Service Group, Inc. which were allocated to Participant as a result of a forfeiture by another participant under this Plan.

2.2      Shares Unfunded, Unsecured

         Participant understands and acknowledges that the credit of Shares in paragraph 2.1 is an unfunded and unsecured promise to distribute the Shares in accordance with Article IV hereto. Upon the grant of deferred compensation to a Participant's Account, the Participant shall have no right to the Shares, shall not be considered a stockholder with respect

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         to the Shares, shall not be entitled to any dividends or entitled to vote the Shares unless and until the Shares are distributed in accordance with the pay-out described in Article IV hereof. No Participant shall have any right to change the deferral of his receipt of benefits under the terms and conditions of this Plan.

2.3      Maximum Number of Shares

         The maximum number of Shares that may be credited to all Participants under the terms of this Plan is one hundred thousand (150,000). Any credit of any Share which would cause the total number of Shares credited under this Plan to exceed one hundred thousand (150,000) shall be void and have no legal effect.

                                   ARTICLE III
                        SCHEDULE OF DEFERRED COMPENSATION

3.1      Schedule

         The Shares are earned in the year of award and will be subject to the following schedule: Each year's annual credit shall be subject to a separate schedule as follows: On the first day of year following the year in which each Annual Credit is credited to the Participant's Account and on the first day of each of the next four years, twenty percent (20%) of that year's Annual Credit shall be eligible for the application of Article IV hereof (the "Eligible Shares"); the Participant shall only become entitled to receive the Shares as set forth in Article IV hereof.

3.2      Acceleration

         Upon the occurrence of any of the following 100% of the Shares shall become eligible for the application of Article IV hereof: (i) upon the death of the Participant, (ii) upon the Disability of the Participant, or (iii) upon the termination or resignation of the Participant from the Employer's employment provided that the following conditions are satisfied: (a) if terminated, such termination was not a Termination for Cause and (b) Participant executed a non-competition agreement reasonably satisfactory to Employer.

3.3      Age 60

         Upon the Participant's attaining the age of sixty (60) and provided that the Participant has been a Participant in this Plan for at least five (5) years, the Participant shall become entitled to receive the Eligible Shares as defined in Section 3.1, and each year thereafter, Participant shall be entitled to receive that year's Eligible Shares.

3.4      Forfeiture of Shares

         Upon the occurrence of the following, Participant shall forfeit shares not yet eligible for the application of Article IV hereof pursuant to Sections 3.1, 3.2, or 3.3: (i) if Participant is terminated and such termination is Termination for Cause, or (ii) if Participant resigns for any reason or is terminated, but such termination is not a


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         Termination for Cause, and Participant does not execute a
         non-competition agreement reasonably satisfactory to Employer. Allocations of forfeitures will be reviewed and approved by the Committee.

3.5      Re-allocation of Forfeited Shares

         Any forfeited Shares shall be allocated pro-rata to other participants in this Plan based upon the percentage that each participant's account balance bears to the sum of all participants' account balances at the time of the forfeiture.

                                   ARTICLE IV
                        PAY-OUT OF DEFERRED COMPENSATION

4.1      Pay-Out of Participant's Entire Account Balance in Lump Sum

         Each Participant's Account Balance, represented by the Shares, shall be paid to such Participant in full upon the occurrence of the following:
         (i) the death of the Participant, or (ii) the Disability of the Participant. In order to meet the requirements of pay-out under this
         Article IV, on the date Participant becomes entitled to the pay-out of Participant's deferred compensation, Employer shall cause the Shares to be issued into the name of the Participant, it being expressly understood that the form of payment for the deferred compensation under this Plan are shares of stock of American Physicians Service Group, Inc.

4.2      Pay-Out at Age 60

         Participant shall be paid the Eligible Shares under the terms and conditions as described in Section 3.3 hereof upon Participant attaining age sixty (60) provided Participant meets the requirements set forth in Section 3.3 herein.

4.3      Pay-Out of Participant's Entire Account Balance in  Installments

         In the event that the Participant executed a non-competition agreement reasonably satisfactory to Employer each Participant's Account Balance shall be paid to such Participant in four equal installments beginning with the date of the non-competition agreement and continuing annually thereafter on the anniversary of the non-competition agreement.

4.4      Pay-Out of the Eligible Portion of Participant's Account Balance in
         Lump Sum

         The eligible portion of each Participant's Account Balance shall be paid to such Participant in the event that Participant is terminated and such termination is Termination for Cause, or (ii) if Participant resigns for any reason or is terminated but such termination is not a Termination for Cause and Participant does not execute a non-competition agreement reasonably satisfactory to Employer.



4.5      Limitation on Pay-Out for Specified Employees

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         Notwithstanding any other provision of this Plan, in the case of any
         Participant who is a "Specified Employee" as defined in Code section 409A(a)(2)(B), such Participant shall not be entitled to receive any pay-outs under this Article IV until six (6) months following such Participant's termination of employment, whether or not for cause.

4.6      No Joint Liability

         No member of the American Physicians Service Group Inc. Affiliated Group shall be liable for the payment of the Shares to any Participant who is not an employee of that company or entity.

                                    ARTICLE V
                           DESIGNATION OF BENEFICIARY

         In the event of the death of the Participant, the Participant's Account Balance shall be payable to the Participant's spouse, if any. Otherwise, the Participant's Account Balance shall be payable to the Participant's estate.

                                   ARTICLE VI
                              WITHHOLDING OF TAXES

         Employer shall take, and Participant shall cooperate with, appropriate measures to assure compliance with state and federal withholding requirements to cover all taxes required to be paid by applicable law.

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1         Entire Agreement

             This Plan and Schedule A constitute the entire agreement between the parties and no party shall be liable or bound to any party in any manner by any warranties, representations, or covenants except as specifically set forth in this Plan and Schedule A. The terms and conditions of this Plan and Schedule A shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.
7.2         Governing Law

             This Plan and Schedule A shall be governed by and construed under the laws of the State of Texas applicable to agreements made and fully performable therein.

7.3         Modification; Waiver

             No modification or amendment of any provision of this Plan or Schedule A shall be effective unless in writing and approved by each of the parties hereto, and no consent or waiver of any provision of this Plan or Schedule A or departure therefrom shall be effective unless in writing and executed by the party against which such consent or waiver is effective.


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7.4          Headings

             Section and other headings contained in this Plan and Schedule A are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Plan or any provision hereof.



         IN WITNESS WHEREOF, this Plan is adopted to be effective as of the date set forth above.


EMPLOYER:

American Physicians Service Group, Inc.
A Texas corporation

By:   /s/ W.H. Hayes
      ------------------
Name:   W.H. Hayes
      ------------------
Title: Sr. Vice-President
      -------------------


APS Financial Corporation,
A Texas corporation

By:  /s/ George S. Conwill
     ---------------------
Name: George S. Conwill
     ---------------------
Title: President
     ---------------------

FMI Partners, Ltd.,
A Texas limited partnership
By: ________________________
Its: General Partner

By:   /s/ Maury Magids
     --------------------
Name: Maury Magids
     --------------------
Title: President
     --------------------


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                                   SCHEDULE A
                           to the American Physicians
                         Service Group, Inc. Affiliated
                           Group Deferred Compensation
                                   Master Plan

1.       Employer Name: _____________________

2.       Participant Name: ____________________

3.       Annual Credit, First Year: ______________

4.       Annual Credit: Subsequent Years:

                                            Year:              Credit:
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Employer:                                                    Participant:

Name: ____________________                                    __________________

__________________________                                    Name: ____________

By: ________________________
Name: _____________________
Title: ______________________


         Executed to be effective as of the ____day of __________, 200__.